UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 30, 2018

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

California	001-13111	94-3229046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7999 Gateway Blvd., Suite 300, Newark, California 94560
(Address of principal executive offices) (Zip Code)

(510) 744-8000
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 30, 2018, Dr. Santosh J. Vetticaden, M.D., former Senior Vice President and Chief Medical Officer of Depomed, Inc. (the “Company”), departed the Company.  As previously announced, the Company appointed Dr. Stan Bukofzer, M.D., as Senior Vice President and Chief Medical Officer following Dr. Vetticaden’s decision not to relocate to the Company’s new Lake Forest, Illinois corporate headquarters.  Dr. Vetticaden’s departure from the Company is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with his departure and subject to the terms and conditions of the standard form of release attached to the Management Continuity Agreement between Dr. Vetticaden and the Company, Dr. Vetticaden will be entitled to receive 12 months of his current base salary, payable in equal installments in accordance with the Company’s ordinary payroll practices, (ii) the full cost of the health insurance benefits provided to Dr. Vetticaden, his spouse and dependents, as applicable, pursuant to the terms of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) or other applicable law through the earlier of (a) the end of the 12 month period following the date of the Waiver and Release Agreement or (b) the date on which Dr. Vetticaden is no longer eligible for such COBRA or other benefits under applicable law and (iii) up to three months of outplacement services not to exceed $5,000 per month.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.
Date: May 4, 2018
/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel

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